SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 23, 2004

HUDSON VALLEY HOLDING CORP.

(Exact Name of Registrant as Specified in Charter)

New York	030525	13-3148745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

21 Scarsdale Road, Yonkers, New York	10707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telphone number, including area code	(201) 236-2600

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01   Entry into a Material Definitive Agreement

On December 23, 2004, Hudson Valley Holding Corp., a New York corporation and registered bank holding company entered into an Agreement and Plan of Consolidation with New York National Bank, a national banking association. Pursuant to the agreement, New York National Bank will be consolidated with a wholly-owned national banking association formed by Hudson Valley. Immediately thereafter the consolidated bank will be merged into a wholly-owned New York state-chartered commercial bank formed by Hudson Valley. The surviving entity of the merger will be a New York state-chartered bank and wholly-owned bank subsidiary of Hudson Valley.

Pursuant to the terms of the Consolidation Agreement, New York National Bank shareholders will receive $18.50 in cash for each share of New York National Bank common stock, subject to adjustment based upon New York National Bank’s closing equity, as calculated pursuant to the terms of the Consolidation Agreement. Each preferred shareholder of New York National Bank will have the option to receive one share of preferred stock of the new New York state-chartered bank or $5.00 in cash for each share of New York National Bank preferred stock.

Closing of the acquisition, which Hudson Valley anticipates will occur by the second quarter of 2005, is contingent on regulatory approvals and the satisfaction of certain closing conditions by New York National Bank including shareholder approval. The consideration discussed above may be reduced based on New York National Bank’s shareholders equity shortly before closing.

In connection with the Consolidation Agreement, Hudson Valley and New York National Bank entered into a Stock Option Agreement dated December 23, 2004. The Stock Option Agreement provides for a grant to Hudson Valley of an option to purchase 135,000 shares of common stock, $5.00 par value per share, of New York National Bank at a price of $14.50 per share (subject to adjustment). The option is exercisable upon the occurrence of a Triggering Event (as defined in the Stock Option Agreement).

The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Consolidation Agreement, a copy of which is filed herewith as Exhibit 2.1, and is incorporated herein by reference and the Stock Option Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference. A copy of the joint press release issued on December 24, 2004 is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(c)	Exhibits

2.1	Agreement and Plan of Consolidation, dated December 23, 2004, between Hudson Valley Holding Corp., a New York corporation and registered bank holding company and New York National Bank, a national banking association.

10.1	Stock Option Agreement dated December 23, 2004, between Hudson Valley Holding Corp., a New York corporation and registered bank holding company and New York National Bank, a national banking association.

99.1	Press Release, dated December 24, 2004, regarding the Agreement and Plan of Consolidation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 27, 2004	HUDSON VALLEY HOLDING CORP. By: /s/ Stephen R. Brown ———————————————————— Name: Stephen R. Brown Title: Senior Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Consolidation, dated December 23, 2004, between Hudson Valley Holding Corp., a New York corporation and registered bank holding company and New York National Bank, a national banking association.

10.1	Stock Option Agreement dated December 23, 2004, between Hudson Valley Holding Corp., a New York corporation and registered bank holding company and New York National Bank, a national banking association.

99.1	Press Release, dated December 24, 2004, regarding the Agreement and Plan of Consolidation.